Exhibit 99.1
NEWS RELEASE

Contacts: Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800

NEWPARK RESOURCES ENTERS INTO COOPERATION AGREEMENT WITH BRADLEY L. RADOFF
Appoints Donald “Donnie” Young to Board of Directors

THE WOODLANDS, TX – February 18, 2022 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced that the Company has entered into a cooperation agreement (the “Cooperation Agreement”) with Bradley L. Radoff and affiliates (“BLR”), pursuant to which Donald “Donnie” Young will be appointed to the Board of Directors (the “Board”), effective March 1, 2022. With Mr. Young’s appointment, the Board will increase in size by one director. In addition, as part of the Cooperation Agreement, the Company agreed to nominate a diverse candidate with either transactional or industrials expertise for election to the Board at the 2022 Annual Meeting of Stockholders in place of an incumbent director who will not stand for re-election.
“We welcome Donnie to the Board and look forward to his perspectives,” said Anthony J. Best, Chairman of the Newpark Board. “Our full focus remains on taking the right strategic steps to position our company for success, and we continue to work with J.P. Morgan and other advisors to explore additional near-term and long-term opportunities to reshape our business and portfolio. His appointment to the Board demonstrates our strong commitment to engaging with shareholders to identify ways to maximize value.”
“I am very pleased to be joining the Newpark Board and look forward to contributing to the Company’s success,” said Mr. Young. “I believe Newpark has tremendous opportunities ahead.”
Mr. Radoff added, “The Company and I are aligned in the belief that Newpark can evolve into a more focused business and enhance value for shareholders. I am confident the Board, with the addition of two new independent directors, will take the right steps to achieve this goal.”
With the Cooperation Agreement, BLR has agreed to certain customary provisions, including standstill and voting obligations. The complete Cooperation Agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K.
Mr. Young serves as the Managing Member of Race Rock Group LLC, a private holding company focused on non-control investments in private companies, industrial and commercial real estate, hedge funds, private debt, venture capital and other alternative investments that he founded in May 2007. Since November 2020, Mr. Young has served as Chairman of the of Board of Directors of Structural and Steel Products, Inc., a leading distributor and manufacturer of transportation, telecommunications, utility and transmission infrastructure products. Mr. Young served as Chairman of the Board & Chief Executive Officer of Hoover Ferguson, Ltd., an international specialty rental, logistics, technology and service provider of tanks and containers from October 2008 to July 2019 and as a director of Hoover Ferguson, Ltd. from October 2007 to October 2021. Prior to joining Hoover, Mr. Young held various positions in private equity at Citigroup Venture Capital, Sciens Capital and investment banking at Bank of America and Prudential Securities. Since January 2020, Mr. Young has served as a Director of Gulf Capital Bank, Inc. and as a member of Gulf Capital Bank, Inc.’s Loan Committee since spring 2021. From November 2019 to March 2021, Mr. Young also served as Executive-in-Residence with Warburg Pincus LLC in their Industrial and Business Services Group.
Newpark Resources, Inc. is a geographically diversified supplier providing products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as "will," "may," "could," "would," "should," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Reports on Form 10-Q as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; and business acquisitions and capital investments. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.